CO-CHIEF EXECUTIVE OFFICER

2006 ANNUAL BONUS PLAN

Adopted on February 27, 2006

AMERICAN FINANCIAL GROUP, INC.

Co-Chief Executive Officer

2006 ANNUAL BONUS PLAN

1. PURPOSE

The purpose of the Annual Bonus Plan (the "Plan") is to further the profitability of American Financial Group, Inc. (the "Company") to the benefit of the shareholders of the Company by providing incentive to the Plan participants.

2. ADMINISTRATION

Except as otherwise expressly provided herein, the Plan shall be administered by the Compensation Committee or a successor committee or subcommittee (the "Committee") of the Board of Directors of the Company (the "Board") composed solely of two or more "outside directors" as defined pursuant to Section 162(m) of the Internal Revenue Code. No member of the Committee while serving as such shall be eligible to be granted a bonus under the Plan. Subject to the provisions of the Plan (and to the approval of the Board where specified in the Plan), the Committee shall have exclusive power to determine the conditions (including performance requirements) to which the payment of the bonuses may be subject and to certify that performance goals are attained. Subject to the provisions of the Plan, the Committee shall have the authority to interpret the Plan and establish, adopt or revise such rules and regulations and to make all determinations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Committee's interpretation of the Plan and all of its actions and decisions with respect to the Plan shall be final, binding and conclusive on all parties.

3. PLAN TERM AND BONUS YEARS

The term of the Plan is one year, commencing January 1, 2006, which term shall be renewed from year to year unless and until the Plan shall be terminated or suspended as provided in Section 9. As used in the Plan the term "Bonus Year" shall mean a calendar year.

4. PARTICIPATION

Subject to the approval of the Committee, each of the Co-Chief Executive Officers shall participate in the Plan (the "Participants").

5. ESTABLISHMENT OF INDIVIDUAL BONUS TARGETS AND PERFORMANCE CRITERIA

The Committee shall approve the individual target amount of bonus (the "Bonus Target") that may be awarded to each Participant. In no event shall the establishment of any Participant's Bonus Target give a Participant any right to be paid all or any part of such amount unless and until a bonus is actually awarded pursuant to Section 6.

The Committee shall establish the performance criteria, both subjective and objective, (the "Performance Criteria") that will apply to the determination of the bonus of each of the Co-Chief Executive Officers for that Bonus Year and recommend that the Board adopt such action. The Bonus Targets and Performance Criteria set forth on Schedules I and II have been recommended by the Committee and approved by the Board.

6. DETERMINATION OF BONUSES AND TIME OF PAYMENT

As soon as practicable after the end of 2006, the Committee shall determine whether or not the performance criteria of each of the Co-Chief Executive Officers has been attained and shall determine the amount of the bonus, if any, to be awarded to each Participant for 2006 according to the terms of this Plan. Such bonus determinations shall be based on achievement of the Performance Criteria for 2006.

Once the bonus is so determined for each of the Co-Chief Executive Officers, it shall be paid one hundred percent in cash.

7. TERMINATION OF EMPLOYMENT

If a Participant's employment with the Company or a subsidiary, as the case may be, is terminated for any reason other than discharge for cause, he may be entitled to such bonus, if any, as the Committee, in its sole discretion, may determine.

In the event of a Participant's discharge for cause from the employ of the Company or a Subsidiary, as the case may be, he shall not be entitled to any amount of bonus unless the Committee, in its sole discretion, determines otherwise.

8. MISCELLANEOUS

A. Government and Other Regulations. The obligation of the Company to make payment of bonuses shall be subject to all applicable laws, rules and regulations and to such approvals by governmental agencies as may be required.

B. Tax Withholding. The Company or a Subsidiary, as appropriate, shall have the right to deduct from all bonuses paid in cash any federal, state or local taxes required by law to be withheld with respect to such cash payments.

C. Claim to Bonuses and Employment Rights. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or a Subsidiary.

D. Beneficiaries. Any bonuses awarded under this Plan to a Participant who dies prior to payment shall be paid to the beneficiary designated by the Participant on a form filed with the Company. If no such beneficiary has been designated or survives the Participant, payment shall be made to the Participant's legal representative. A beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Company.

E. Nontransferability. A person's rights and interests under the Plan may not be assigned, pledged or transferred except, in the event of a Participant's death, to his designated beneficiary as provided in the Plan or, in the absence of such designation, by will or the laws of descent and distribution.

F. Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company (to the extent permitted by the Articles of Incorporation and Code of Regulations of the Company and applicable law) against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him, in satisfaction of judgment in any such action, suit or proceeding against him. He shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company's Articles of Incorporation or Code of Regulations, as a matter of law or otherwise or of any power that the Company may have to indemnify him or hold him harmless.

G. Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent certified public accountants of the Company or of its Subsidiaries or upon any other information furnished in connection with the Plan by any officer or director of the Company or any of its Subsidiaries. In no event shall any person who is or shall have been a member of the Committee or of the Board be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

H. Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries in such proportions as shall be agreed upon by them from time to time.

I. Pronouns. Masculine pronouns and other words of masculine gender shall refer to both men and women.

J. Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only, and, in the event of any conflict between any such title or heading and the text of the Plan, such text shall control.

9. AMENDMENT AND TERMINATION

The Board may at any time terminate the Plan. The Board may at any time, or from time to time, amend or suspend and, if suspended, reinstate the Plan in whole or in part. Notwithstanding the foregoing, the Plan shall continue in effect to the extent necessary to settle all matters relating to the payment of bonuses awarded prior to any such termination or suspension.

Schedule I

Co-Chief Executive Officer
Annual Bonus Plan
for 2006
Participants and
Bonus Targets
				Company
		Total	EPS	Performance
Name	Position	Bonus Target	Component	Component
Carl H. Lindner III	Co-CEO & Co-President	$1,150,000	50%	50%

S. Craig Lindner	Co-CEO & Co-President	$1,150,000	50%	50%

Schedule II

Co-Chief Executive Officer
Annual Bonus Plan
2006 Performance Criteria for Participants

The overall bonus for 2006 for each Participant will be the sum of such Participant's bonuses for the following two Performance Criteria components:

Weighting of Dollar Amount of Bonus Target
(Assuming Schedule I indicates $1,150,000 Bonus Target)
Earnings Per Share ("EPS") - 50%	$ 575,000
Company Performance - 50%	$ 575,000
$1,150,000

A. EPS Component.

Each participant's bonus allocated to the EPS Component will range from $0 up to $1,006,250 (175% of the dollar amount of the Bonus Target allocated to the EPS Component), based on the following levels of reported earnings per common share from insurance operations ("Operating EPS" defined below) achieved by the Company and its consolidated subsidiaries for 2006:

Percentage of Bonus Target to be paid
Operating EPS	For EPS Component

Less than $3.80	0
$4.10	100%
$4.40 or more	175%

If the Operating EPS is $3.80 or greater, but less than $4.10, or if the Operating EPS is greater than $4.10 and less than $4.40, the bonus will be determined by straight-line interpolation.

The Operating EPS to be considered is diluted EPS from the Company's insurance operations and not including investee results, realized gains and losses in the investment portfolio and unusual or non-recurring items; non-recurring items shall include any change taken as a result of a regularly scheduled re-examination of asbestos, environmental and other mass tort liabilities. Additionally, the Committee shall have the power and authority, in its discretion, to adjust reported Operating EPS upward or downward for purposes of the Plan to the extent the Committee deems equitable.

B. Company Performance Component

Each participant's bonus allocated to the Company Performance Component will range from $0 up to $1,006,250 (175% of the dollar amount of the Bonus Target allocated to the Company Performance Component) and will be determined by the Compensation Committee, based on the Compensation Committee's subjective rating of the Company's relative overall performance for 2006. Such rating shall include a consideration of all factors deemed relevant, including financial, non-financial and strategic factors.

When determining the Company's performance for 2006, the Committee intends to take into consideration the factors it believes are relevant to such performance. For 2006, it may be appropriate to consider factors including, but not limited to:

A.     Financial measurements such as return on equity, per share price of common stock relative to prior periods and comparable companies as well as financial markets, status of credit ratings on outstanding debt and claims paying ability of the Company's subsidiaries, status of the Company's debt-to-capital ratio, the combined ratios of the Company's insurance subsidiaries, and investment portfolio performance including realized gains and losses; and

B.     Other operational, qualitative measurements relating to the development and implementation of strategic initiatives, responses to unexpected developments, the development of management personnel, the results of any announced re-examination of asbestos, environmental and other tort liabilities, and the impact of any extraordinary transactions involving or affecting the Company and its subsidiaries.

The Committee intends to review these factors periodically during 2006 with the Co-Chief Executive Officers in connection with the discussion of management's progress in addressing corporate plans, results, and opportunities in the context of new economic and business developments.